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                                                                   EXHIBIT 10.16

                                                                 PLAZA SOUTHWEST

                                 DEED OF TRUST

          (WITH SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES)

         By this instrument (this "Mortgage"), dated as of November 22, 1985, to be effective as of November 27, 1985, the undersigned, TRAMMELL CROW REAL ESTATE INVESTORS, a Texas real estate investment trust (hereinafter referred to as "Grantor"), whose address is 2001 Ross Avenue, 3500 LTV Center, Dallas, Texas 75201, to secure the obligations hereinafter described, does hereby GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto GEORGE R. SIEVERS (hereinafter referred to as "Trustee"), whose address is One State Street, New York, New York 10015, acting for the benefit of J. HENRY SCHRODER BANK & TRUST COMPANY, a New York banking corporation, the trustee under that certain indenture (the "Indenture"), dated as of November 15, 1985, by and between Grantor and Trustee, securing payment of certain zero coupon notes due 1997, payable to the order of the Holders, a copy of which Indenture is attached hereto as Exhibit A and incorporated herein by this reference for all purposes, the following described mortgaged property (the "Mortgaged Property"), to wit:

         All of the real property located in Harris County, Texas, described on the attached Exhibit B which is incorporated herein by reference (the "Land"), subject to the exceptions described on the attached Exhibit C which is incorporated herein by reference (the "Permitted Exceptions"),

         TOGETHER WITH all of Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired: (a) all improvements and fixtures now or hereafter attached to or placed, erected, constructed or developed on the Land (the "Improvements"); (b) all equipment, machinery, furnishings, inventory, chattels and all other articles of personal property (the "Personal Property") now or hereafter attached to, relating to or used in or about the Improvements or the Land; (c) all water and water rights, timber, crops and mineral interests pertaining to the Land; (d) all building materials and equipment now or hereafter delivered and installed or

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intended to be installed in or on the Land or the Improvements; (e) all plans, specifications and drawings for the Improvements; (f) all deposits (including tenants' security deposits and escrow deposits under contracts of sale), documents, contract rights, commitments, construction contracts, architectural agreements and general intangibles (including, without limitation, trademarks, trade names and symbols but expressly excluding the right to use the name "Trammell Crow" or any name associated therewith or derived therefrom); (g) all permits, licenses, franchises, certificates and other rights and privileges relating to or obtained in connection with the Land, the Improvements or the Personal Property; (h) all proceeds arising from or by virtue of the sale, lease or other disposition, encumbrance or refinancing, of the Land, the Improvements and the Personal Property; (i) all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements or the Personal Property; (j) all proceeds from the taking of any of the Land, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof including change of grade of streets, curb cuts or other rights of access; (k) all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, located on or adjacent to or used in connection with the Land; (l) all of the leases, subleases, licenses or other agreements relating to the Land, the Improvements or the Personal Property, and all rents, deposits, royalties, bonuses, issues, profits, revenues, income or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash, securities, letters of credit, guarantees or other instruments deposited pursuant to leases to secure performance by the lessees of their obligations thereunder and cash deposited in impound accounts for the payment of taxes and insurance under any deed of trust securing payment of the Indebtedness; (m) all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water heating, transportation, communications, electrical and air-conditioning systems and equipment, sprinkler and fire-extinguishing systems, security systems, maintenance equipment and other fixtures or systems used in connection with the Land, the Improvements and the Personal Property;
(n) all rights, hereditaments, strips, gores and appurtenances pertaining to the foregoing; and (o) all replacements, betterments, substitutions, renewals and additions to any of the above-described Mortgaged Property; and all proceeds of any of the above-described Mortgaged Property.





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         TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto the Trustee and its substitutes or successors and assigns forever, and Grantor hereby binds itself and its administrators, personal representatives, successors and assigns to warrant and forever defend the Mortgaged Property unto the Trustee, its substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

                                   ARTICLE I

                                  INDEBTEDNESS

         This Mortgage is given to secure the payment of all sums and performance of all obligations and covenants contained in this Mortgage and of the Indenture. Unless otherwise defined herein, certain capitalized terms shall have the meaning ascribed to said terms by the Indenture. The above-described obligations are hereinafter collectively called the "Indebtedness"

                                   ARTICLE II

                         ASSIGNMENT OF RENTS AND LEASES

         2.1 Assignment of Rents, Profits, etc. Grantor hereby absolutely and unconditionally assigns to Trustee all of its right, title and interest in and to the rents, royalties, bonuses, issues, profits, revenue, income and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease, sublease, licenses or other agreement pertaining thereto, and any and all damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants or users of any part of the Mortgaged Property (collectively, the "Rents"). Prior to an Event of Default (as hereinafter defined), Grantor shall have a license to collect and receive all Rents and to apply same in accordance with the terms and provisions of the Indenture.





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         2.2 Assignment of Leases.  Grantor hereby absolutely and
unconditionally assigns to Trustee all of its right, title and interest in and to existing and future leases, including subleases thereunder, and any and all extensions, renewals, modifications, and replacements thereof, covering any part of the Mortgaged property (collectively, the "Leases"). Grantor hereby further assigns to Trustee all guaranties of tenants' performances under the Leases.

         2.3 Trustee in possession. Trustee's acceptance of this assignment shall not be deemed to constitute Trustee a "mortgagee in possession" nor obligate Trustee to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Trustee, prior to entry upon and taking possession of the Mortgaged Property by Trustee. Trustee shall not be liable for any injury or damage to person or property in or about the Mortgaged Property.

         2.4 Indemnification. Grantor hereby agrees to indemnify Trustee and hold Trustee harmless from all liability, damage or expense incurred by Trustee from any claims under the Leases as well as all amounts indemnified against under the Indenture. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by Trustee shall be payable bit Grantor immediately upon demand by Trustee and shall be secured hereby.

         2.5 Right to Rely. After the occurrence of an Event of Default (hereinafter defined), Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Trustee upon written demand by Trustee, without further consent of Grantor, and the tenants may rely upon any written statement delivered by Trustee to the tenants. Any such payment to Trustee shall satisfy the obligations of such tenant to make payment to Grantor under the Leases to the extent of the payment made to Trustee.

                                  ARTICLE III

                               SECURITY AGREEMENT

         3.1 Security Interest. This Mortgage shall be a security agreement between Grantor, as the debtor, and Trustee, as the secured party, covering the Mortgaged property constituting





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personal property or fixtures governed by the Uniform Commercial Code, as enacted and amended from time to time in the state in which the Land is situated (hereinafter called the "Code"), and Grantor grants to Trustee a security interest in such portion of the Mortgaged Property. In addition to Trustee's other rights hereunder, Trustee shall have all rights of a secured party under the Code. Grantor shall execute and deliver to Trustee all financing statements that may be necessary or advisable to establish and maintain the validity, perfection and priority of Trustee's security interest, and Grantor shall bear all costs thereof, including all Code searches reasonably required by Trustee. If Trustee should desire to dispose of any of the Mortgaged Property pursuant to the Code, and if the Code requires prior notice to Grantor of such disposition, ten (10) days written notice by Trustee to Grantor shall be deemed to be reasonable notice; provided, however, Trustee may dispose of such property in accordance with the foreclosure procedures hereof in lieu of proceeding under the Code.

         3.2 Notice of Changes. Grantor shall give advance notice in writing to Trustee of any proposed change in Grantor's name, identity, or structure and shall execute and deliver to Trustee, prior to or concurrently with the occurrence of any such change, all additional financing statements that Trustee may require to establish and maintain the validity and priority of Trustee's security interest with respect to any of the Mortgaged Property.

         3.3 Financing Statement. Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the Land, and it is intended that, as to those goods, this instrument shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from Trustee, as secured party, at the address of Trustee stated above. The mailing address of Grantor as debtor is as stated above.





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                                   ARTICLE IV

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                           AND AGREEMENTS OF GRANTOR

         Grantor does hereby warrant and represent to and covenant and agree with Trustee as follows:

         4.1 Title to Mortgaged property and Lien of this Mortgage. Grantor has good and indefeasible title to the Land and the Improvements, and good and marketable title to the remainder of the Mortgaged Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever, except for the Permitted Exceptions.

         4.2 Limitation of Liability. Any obligation or liability whatsoever of the Grantor which may arise at any time under this Mortgage, or any obligation or liability incurred by it pursuant to any other instrument, transaction or undertaking contemplated by this Mortgage, shall be satisfied, if at all, out of the Grantor's property only. No such obligation or liability shall be personally binding upon nor shall there be any resort for the enforcement thereof to the private property of any of its Trust Managers, shareholders, officers, employees or agents, regardless of whether such obligations or liability are in the nature of contract, tort or otherwise.

         4.3 Repair. Grantor will cause the Mortgaged Property to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, which in the judgment of the Grantor may be necessary or prudent so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however that nothing in this Section 4.3 shall prevent the Grantor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Grantor, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

         4.4 Insurance.

             (a) Grantor will at all times keep all the Mortgaged Property of an insurable nature and of the character usually insured by companies operating similar properties, insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies.





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             (b) All such insurance shall be effected with insurance carriers having a claims paying rating of "AA" or better by Standard & Poor's Corporation. All policies or other contracts for such insurance on the Mortgaged Property shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $2,143,750.00 in the aggregate) shall be payable, subject to the requirements of any Prior Lien, to the Trustee as its interest may appear (by means of a standard mortgagee clause or other similar clause acceptable to the Trustee, without contribution). Each policy or other contract for such insurance, or such mortgagee clause, shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or contract shall not be cancelled unless and until the insurer has provided Trustee written notice thirty calendar days prior to cancellation. As soon as practicable after the execution of this Mortgage, and within 120 calendar days after the close of each fiscal year thereafter, and at any time upon the request of the Trustee, Grantor will deliver to the Trustee an officer certificate containing a detailed list of the insurance in force upon the Mortgaged Property on a date therein specified (which date shall be within 30 calendar days of the filing of such certificate), including the names of the insurers with which the policies and other contracts of insurance of the Mortgaged Property are carried, the numbers, amounts and expiration dates of such policies and other contracts and the property and hazards covered thereby, and stating that the insurance so listed complies with this
         Section 4.4, together with copies of all insurance policies, or certificates thereof.

             (c) All proceeds of any insurance of any part of the Mortgaged Property not payable to the Trustee or the trustee, mortgagee or other holder or beneficiary of a Prior Lien shall be applied in accordance with the Indenture. In the event that the proceeds of insurance are made available for restoration, Grantor shall restore the Improvements to substantially the same condition and quality of the Improvements prior to the casualty.

         4.5 Taxes. Grantor will pay, prior to delinquency, all taxes, assessments and governmental charges or levies imposed upon it or the Mortgaged Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a lien upon the Mortgaged Property; provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, so long as such contest shall not create a risk of forfeiture of all or





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any portion of the Mortgaged property.  Nothing contained herein shall constitute the consent of Trustee to subject the Mortgaged Property to any of the aforesaid liens.

         4.6 Casualty and Condemnation. All proceeds, judgments, decrees and awards for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, are hereby assigned in their entirety to Trustee, who shall apply the same in accordance with the Indenture. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Mortgaged Property, Grantor shall notify Trustee of such fact. Grantor shall then, if requested by Trustee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Trustee for disposition pursuant to the terms of sub-section 4.4(c) hereinabove. Trustee shall be entitled to participate in same and to be represented therein by counsel of its own choice, and Grantor shall deliver, or cause to be delivered, to Trustee such instruments as may be requested by it from time to time to permit such participation.

         4.7 Compliance with Laws. Grantor shall cause the Mortgaged Property and the use thereof to comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Mortgaged Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith.

         4.8 Operation. For so long as there is no Event of Default hereunder, Grantor may use and operate, alter and improve, manage, lease and maintain the Land, Improvements and Personal Property in accordance with customary and prudent management practices and in accordance with the provisions hereof and of the Indenture.

         4.9 Successors and Assigns; Use of Terms. The covenants herein contained shall bind, and the benefits and advantages hereof shall inure to, the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, conditions, obligations and warranties of Grantor in this instrument shall be joint and several obligations of Grantor and of each Grantor, if more than one,





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and of each Grantor's heirs, personal representatives, successors and assigns.
Each party who executes this instrument and each subsequent owner of the Mortgaged Property, or any part thereof (other than Trustee), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this instrument as if such party were the named Grantor.

         4.10 Severability. If any provision of this instrument is held to be illegal, invalid, or unenforceable under present or future laws effective while this instrument is in effect, the legality, validity and enforceability of the remaining provisions of this instrument shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this instrument a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.11 Unsecured Indebtedness. If any of the Indebtedness shall be unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the secured portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

         4.12 Modification or Termination. This Mortgage may only be modified in accordance with the terms of the Indenture.

         4.13 No Partnership. Nothing contained in this Mortgage is intended to create any partnership, joint venture ofassociation between Grantor and Trustee, or in any way make Trustee a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

         4.14 Headings. The Article, Paragraph and Subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such Articles, Paragraphs or Subparagraphs.

         4.15 Governing Law. This Mortgage and the enforcement of the provisions hereof shall be'governed by the laws of the State of Texas except with respect to the obligations of the Grantor and the rights of the. Trustee under Paragraph 2.4, which shall be governed by the laws of the State of New York, and the laws of the United States applicable to transactions in such state.





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                                   ARTICLE V

                               EVENTS OF DEFAULT

         5.1 Default of Indenture. It shall be an "Event of Default" hereunder if Grantor commits an Event of Default, as that term is defined by the Indenture.

                                   ARTICLE VI

                                    REMEDIES

         If an Event of Default shall occur, Trustee may exercise any one or more of the remedies provided in the Indenture or the following remedies, without notice:

         6.1 Enforcement of Assignment of Rents and Leases.
Trustee may:

                 (a) terminate the license granted to Grantor to collect the Rents and enforce the Leases, and thereafter collect and sue for the Rents in Trustee's own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys' fees, apply the net proceeds thereof to any Indebtedness in accordance with the Indenture;

                 (b) make, modify, enforce, cancel or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean, and make space ready for renting, and otherwise do anything Trustee deems advisable in connection with the Mortgaged Property;

                 (c) apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of reasonable management, brokerage and attorneys' fees, or to the Indebtedness; and

                 (d) require Grantor to transfer all security deposits and records thereof to Trustee.

         6.2 Foreclosure. Trustee may sell all or part of the Mortgaged Property, at public auction, to the highest bidder, for cash, at the door of the county courthouse of the county in Texas in which such Mortgaged Property or any part thereof is situated, between the hours of 10:00 o'clock A.M. and 4:00 o'clock P.M. on the first Tuesday of any month, after giving notice of the time, place and terms of said sale and of the





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property to be sold, by filing written notice thereof at least twenty-one (21)
days preceding the date of the sale at the courthouse door of the county in which the sale is to be made, and if the property to be sold is situated in more than one county one notice shall be posted at the courthouse door of each county in which the property to be sold is situated, and by filing a copy of the above-described notice in the office of the county clerk of the county in which the sale is to be made or, if the Mortgaged Property is in more than one county, by filing a copy of the notice with the county clerk of each county in which a portion of the Mortgaged Property is situated. In addition, Trustee shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of Trustee. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Trustee, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Trustee, be addressed to such other debtor at the address of Grantor as is shown by the records of Trustee. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (a) first, he shall pay the reasonable expenses of Trustee (including any attorneys' fees) and the costs and expenses of such sale; (b) second, he shall pay, so far as may be possible, the Indebtedness; (c) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor,





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and such purchaser shall not be responsible for the application thereof.  The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Trustee shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. If default is made hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness. At any such sale (a) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Trustee, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Trustee or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby





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ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, or rental, lease or other contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract. Trustee may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee's or foreclosure sale hereunder, and the amount of Trustee's successful bid may be credited on the Indebtedness. Notwithstanding the above, Trustee may cause the liens of this Deed of Trust to be foreclosed in any other manner provided for under the laws of the State of Texas.

         6.3 Tenancy at Will. In the event of a trustee's sale hereunder and if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant, at the option of such purchaser, shall immediately become the tenant of the purchaser at such sale, which tenancy, at the option of such purchaser, shall be a tenancy at will, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

         6.4 Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment in connection with exercising the remedies provided herein. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor shall indemnify Trustee and hold Trustee harmless against all liability, cost, damage or expense that Trustee may incur in the performance of his duties hereunder.

         6.5 Lawsuits. Trustee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.





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
         6.6 Entry on Mortgaged property. Upon occurrence of an Event of Default hereunder, Trustee may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Trustee may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as Trustee shall deem best; and in the exercise of any of the foregoing rights and powers Trustee shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Trustee. Trustee's powers shall include the right to complete construction of any part of the Mortgaged Property and to make any repairs or alterations necessary or advisable for the successful operation of the Mortgaged Property.

         6.7 Trustee or Receiver. Trustee may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions hereof.

         6.8 Remedies Cumulative, Concurrent and Nonexclusive. Trustee shall have all rights, remedies and recourses granted in this Mortgage or the Indenture or available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof) and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Trustee,
(c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive, nor shall exercise of any one or more constitute a waiver of a right to any other right, remedy or recourse therafter.

         6.9 Rights and Remedies of Sureties. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

         6.10 Compensation to Trustee. Grantor hereby agrees to pay to Trustee reasonable compensation for all services rendered by it hereunder and to reimburse Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by Trustee in accordance with any provision hereof.

         This Deed of Trust is being delivered and recorded prior to its effective date and such delivery shall continue through the effective date and thereafter to the extent necessary to complete such delivery and the conveyance intended by this Deed of Trust.

         EXECUTED as of the date first set forth above.

                                                   GRANTOR:

                                                   TRAMMELL CROW REAL ESTATE
                                                   INVESTORS, a Texas real
                                                   estate investment trust


                                                   By:/s/ DAVID COSSEY
                                                   Name: David Cossey
                                                         Trust Manager

STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

         BEFORE ME, the undersigned authority, personally appeared David Clossey, Trust Manager of Trammell Crow Real Estate Investors, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed same as the act of such trust, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22nd day of Nov., 1985.

My Commission Expires:                        /s/ LINDA L. SLAVIK
                                              NOTARY PUBLIC IN AND FOR
                                              THE STATE OF TEXAS
{SEAL}   LINDA L. SLAVIK
         Notary Public State of Texas
         Commission expires 3-31-89






5297r
                                      -16-

                                                                 PLAZA SOUTHWEST

                                   EXHIBIT B

TRACT I:

Description of a 3.785 acres (164,875 square foot) tract of land situated in the John H. Walton Survey, Abstract No. 852, Harris County, Texas which is part of and out of Block 2 of the Sharpstown Business Park as recorded in Volume 162, Page 82, of the Harris County Map Records and being more particularly described by metes and bounds as follows (with bearings being referenced to the map or plat of said Sharpstown Business Park):

BEGINNING at an "X" cut in concrete at the Southeast corner of the aforementioned Block 2 and the Southwest corner of Block 3 of said Sharpstown Business Park, said point being on the Northerly right-of-way line of Harwin Drive (variable width);

THENCE, S 89 degrees 35' 54" W, along the Northerly right-of-way of said Harwin Drive a distance of 224.79 feet to a 1/2-inch iron rod found for point of curvature of a curve to the right;

THENCE, NORTHWESTERLY, along the arc of said curve to the right having a radius of 30.00 feet, a central angle of 90 degrees 24' 06", a chord bearing of N 45 degrees 12' 03" W, for 42.57 feet and an arc distance of 47.33 feet to a 5/8-inch iron rod found for tangency, said corner being on the Easterly right-of-way line of Bonhomme Road (60 foot right-of-way) and the West line of said Block 2;

THENCE, NORTH, along said lines, a distance of 580.63 feet to an "X" set in concrete at the beginning of a 60 foot radius cul-de-sac;

THENCE, NORTHEASTERLY, along said cul-de-sac and curve to the left having a radius of 60.00 feet, a central angle of 48 degrees 52' 30", a chord bearing of N 35 degrees 33' 45" E, for 49.64 feet, and an arc distance of 51.18 feet to a 5/8-inch iron rod set for corner, said corner being the most Northerly Northeast corner of the herein described tract;

THENCE, EAST, along the north line of the herein described tract, a distance of
226.13 feet to a fence post found for the Northeast corner which is located in the Easterly line of said Block 3 and the Westerly line of said Block 2;

THENCE, SOUTH, along said lines and the Easterly line of the herein described tract a distance of 649.44 feet to the POINT OF BEGINNING and containing 3.785 acres of land.

                                                                 PLAZA SOUTHWEST

Exhibit B, Con't.

Page Two


TRACT II:

Description of a 2.993 acre (130,393 square foot) tract of land situated in the John H. Walton Survey, Abstract 852, Harris County, Texas which is part of and out of Block 4 of the Sharpstown Business Park as recorded in Volume 162, Page 82, of the Harris County Map Records and being more particularly described by metes and bounds as follows (with bearings being referenced to the map or plat of said Sharpstown Business Park):

BEGINNING at a 5/8-inch iron rod set for the Northeast corner of the aforementioned Block 4 and the Northwest corner of Block 5 of said Sharpstown Business Park, said point being on the Southerly line of a Houston Lighting & Power Company Fee Strip as recorded in Volume 1216, Page 67 of the Harris County Deed Records;

THENCE, SOUTH, along the Easterly line of said Block 4 and the herein described tract and the Westerly line of Block 5, a distance of 530.00 feet to a 5/8-inch iron rod set for the Southeasterly corner of the herein described tract;

THENCE, WEST, a distance of 255.00 feet to a 5/8-inch iron rod set for the Southwesterly corner of the herein described tract, said point being in the Easterly right-of-way line of Bintliff Drive (60-foot right-of-way);

THENCE, NORTH, along the Easterly line of said Bintliff Drive, a distance of
394.46 feet to a 5/8-inch iron rod found for corner at the beginning of a 60-foot radius cul-de-sac;

THENCE, NORTHWESTERLY, along said cul-de-sac and curve to the left having a radius of 60.00 feet, a central angle of 154 degrees 40' 21", a chord bearing of N 17 degrees 20' 41" W, for 117.08 feet and an arc distance of 161.99 feet to a 1/2 inch iron rod found for the Northwest corner of aforementioned Block 4 and of the herein described tract which is located on the Southerly line of the aforementioned Houston Lighting & Power Company Fee Strip;

THENCE, N 85 degrees 18' 39" E, along the Southerly line of said Houston Lighting & Power Company Fee Strip, a distance of 290.88 feet to the POINT OF BEGINNING and containing 2.993 acres of land.

                                                                 PLAZA SOUTHWEST

Exhibit B, Con't.

Page Three


TRACT III:

Description of a 3.495 acres (152,234 square foot) tract of land situated in the John H. Walton Survey, Abstract 852, Harris County, Texas which is part of and out of Block 3 of Sharpstown Business Park as recorded in Volume 162, Page 82 of the Harris County Map Records and being more particularly described by metes and bounds as follows (with bearings being referenced to the map or plat of said Sharpstown Business Park):

BEGINNING at an "X" cut in concrete at the Southwest corner of the aforementioned Block 3 and the Southeast corner of Block 2 of said Sharpstown Business Park, said point being on the Northerly right-of-way line of Harwin Drive (variable width);

THENCE, NORTH, along the West line of said Block 3 and the East line of said Block 2, a distance of 649.44 feet to a fence post found for the Northwest corner of this tract;

THENCE, EAST, along the North line of the herein described tract, a distance of
235.00 feet to a 5/8-inch iron rod set for the Northeast corner which is located in the East line of said Block 3 and the West line of Bintliff Drive (60-foot right-of-way);

THENCE, SOUTH, along the East line of said Block 3 and the herein described tract and the West right-of-way line of said Bintliff Drive, a distance of
618.00 feet to a 1/2-inch iron rod found for the point of curvature of a curve to the right;

THENCE, SOUTHWESTERLY, continuing along said line and the arc of a curve to the right having a radius of 30.00 feet, a central angle of 89 degrees 35' 54", a chord bearing of S 44 degrees 47' 57" W, for 42.28 feet and an arc distance of
46.91 feet to a 5/8-inch iron rod set for corner, said corner being in the Northerly right-of-way line of aforementioned Harwin Drive and the South line of said Block 3;

THENCE, S 89 degrees 35' 54" W, along said South line of Block 3 and the Northerly line of said Harwin Drive, a distance of 205.22 feet to the POINT OF BEGINNING and containing 3.495 acres of land.

                                                                    GF No. 85251

                                   EXHIBIT C

1. Restrictions as set forth on the map or plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas, and in those instruments recorded in Volume 3948, Page 499, Volume 5718, Page 278 and Volume 6578, Page 168 of the Deed Records of Harris County, Texas, and filed for record under Harris County Clerk's File No. E808652.

2. Rights of parties in possession as to unrecorded leases, as to possession only.

3. An easement 5 feet wide along the East property line for the use of public utilities, as set forth on plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas.

         (As to Tracts I and II)

4. An aerial easement 5 feet in width from a plane 20 feet above the ground upward for the use of public utilities, as set forth on plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas.

         (As to Tracts I, II and III)

5. Minimum building set back lines as set forth on the map or plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas.

         (As to Tracts I, II and III)

6. Permission to Build Over Easements executed by City of Houston, filed for record under Harris County Clerk's File No. E144704, permitting encroachment into the utility easements, as set forth on the map or plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas.

         (As to Tracts I and III)

7. Consent to Encroachment dated April 23, 1974, executed by Houston Lighting & Power Company, filed for record under Harris County Clerk's File No. E157998, permitting encroachment into the utility easements, as set forth on the map or plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas.

         (As to Tracts I and III)

8. An easement 10 feet wide for water main purposes, located along the North property line, as reflected on plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas.

         (As to Tract II)

9. An easement 5 feet wide along the West property line for the use of public utilities, as set forth on plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas.

         (As to Tract III)

10. Consent to Encroachment dated April 18, 1974, executed by Southwestern Bell Telephone Company, filed for record under Harris County Clerk's File No. E135043, permitting encroachment into the utility easements, as set forth on the map or plat recorded in Volume 162, Page 82 of the Map Records of Harris County, Texas.

         (As to Tract III)

11. The following matters disclosed by those surveys dated October 31, 1985, prepared by Robert J. Prejean, Registered Public Surveyor No. 1820, of Prejean & Company, Inc., Houston, Texas, Job Nos. 14-124, 14-124-1 and 14-124-2.

         (a) Encroachment of two signs into the building set back lines located along the South and West property lines. (As to Tract I)

         (b) Encroachment of concrete pavement and curb into the Bonhomme Road cul-de-sac. (As to Tract I)

         (c) Encroachment of concrete esplanade and paving into the 5 foot utility easement set forth on the plat. (As to Tract I)

         (d) Overhead power line located along the North property line. (As to Tracts II and III)

         (e) Asphalt and concrete paving encroaching into the 10 foot water main easement, and the 5 foot utility easement set forth on the plat. (As to Tract II)

         (f) Encroachment of two signs into the building set back lines located along the East and South property lines. (As to Tract III)

         (g) Encroachment of parking spaces into the parking set back lines along the West property line. (As to Tract I)

         (h)     Power poles and overhead wires. (As to Tracts I, II and III)

         (i) Gas meters located near the East property line. (As to Tract II)

         (j) Encroachment of concrete paving into the building lines along the Bintliff Drive cul-de-sac. (As to Tract II)

         (k) Gas meter located near the West property line. (As to Tract III)